Registration No. 333-_________
As filed with the Securities and Exchange Commission on AUGUST 8, 2003
                                                        ==============

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ------------------

                                  INSYNQ, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Nevada                                  22-3894506
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                  Identification No.)

                         1127 Broadway Plaza, Suite 202
                                Tacoma, WA 98402
                    (Address of principal executive offices)

                          2003 Consultant Services Plan
                            (Full title of the plan)
                                                            Copy to:
                John P. Gorst
           Chief Executive Officer                 Russell T. Alba, Esquire
        1127 Broadway Plaza, Suite 202                  Foley & Lardner
               Tacoma, WA 98402              100 North Tampa Street, Suite 2700
                (253) 284-2000                       Tampa, Florida 33602
     (Name, address and telephone number,               (813) 229-2300
  including area code, of agent for service)
                              --------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------- ------------------- ------------------------ ----------------------- -------------------
                        PROPOSED MAXIMUM PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE       OFFERING PRICE PER       AGGREGATE OFFERING        AMOUNT OF
     BE REGISTERED          REGISTERED(1)            SHARE (2)               PRICE (2)           REGISTRATION FEE

Common Stock,
$.001 par value               39,740,744               $.01                 $397,407.44              $32.15
Options to Purchase           34,259,256              $.01(3)              $342,592.56(3)          $27.72(3)
Common Stocks
         TOTAL                74,000,000                                                             $59.87
------------------------- ------------------- ------------------------ ----------------------- -------------------

(1) The provisions of Rule 416 under the Securities Act of 1933, as amended (the "Securities Act") shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends, or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average (any day within five days) of the bid and ask price of the Common Stock as reported on OTCBB on August 5, 2003.

(3) Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales prices for shares of common stock of the Registrant as reported on the OTCBB on August 5, 2003 pursuant to Rules 457(c) and 457(h) under the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents have been previously filed by Insynq, Inc. (the "Company") with the Commission and are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-KSB filed on September 23, 2002, for the fiscal year ended May 31, 2002, which includes audited financial statements as of and for the year ended May 31, 2002.

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since May 31, 2002.

(c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted under Nevada law.

Item 7.           Exemption from Registration Claimed.

                  Not Applicable.

Item 8.           EXHIBITS.
                  --------

                  The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

       Exhibit No.                          Exhibit

(4.1)      2003 Consulting Services Agreement with James A. Reskin

(4.2)      2003 Consulting Services Agreement with Harvey Levin

(4.3)      2003 Consulting Services Agreement with D. Scott Elliott

(5)        Opinion of Foley & Lardner

(23.1)     Consent of Weinberg & Company, P.A., Certified Public Accountants

(23.2)     Consent of Foley & Lardner (contained in Exhibit 5 hereto)

(24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.           Undertakings.

                  (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, and State of Washington, on this 8th day of August, 2003.

                                     INSYNQ, INC.



                                     By:
                                        ----------------------------------------
                                     John P. Gorst
                                     Chief Executive Officer

                                POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints John P. Gorst his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.


Signature             Title                                      Date

                      Chief Executive Officer
/s/ John P. Gorst     (Principal Executive Officer)
John P. Gorst         and Director                               August 8, 2003



/s/ M. Carroll Benton Chief Financial Officer
M. Carroll Benton     and Director                               August 8, 2003


/s/ David D. Selmon
David D. Selmon       Director                                   August 8, 2003

                                  EXHIBIT INDEX

                    THE INSYNQ, INC. 2003 CONSULTANT SERVICES

Exhibit No.                         Exhibit

(4.1)       2003 Consulting Services Agreement with James A. Reskin

(4.2)       2003 Consulting Services Agreement with Harvey Levin

(4.3)       2003 Consulting Services Agreement with D. Scott Elliott

(5)         Opinion of Foley & Lardner

(23.1)      Consent of Weinberg & Company, P.A., Certified Public Accountants

(23.2)      Consent of Foley & Lardner (contained in Exhibit 5 hereto)

(24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

                                                                    EXHIBIT 4.1


                          CONSULTING SERVICES AGREEMENT

         This Consulting Services Agreement ("Agreement"), dated August _____, 2003, is made by and between James A Reskin, an individual ("Consultant"), whose address is 5809 Brittany Valley Rd, Lousville Ky 40222, and Insynq Inc., ("Client"), having its principal place of business at 1127 Broadway Plaza, Suite 202, Tacoma Wa 98402.

                  WHEREAS, Consultant has extensive background and contacts in the area of federal securities laws and regulations;

                  WHEREAS, Consultant desires to be engaged by Client to provide information, evaluation and consulting services to the Client in his area of knowledge and expertise on the terms and subject to the conditions set forth herein;

                  WHEREAS, Client is a publicly held corporation with its common stock shares trading on the Bulletin Board under the ticker symbol "ISYN," and desires to further develop its business and increase it's common stock share's value; and

                  WHEREAS, Client desires to engage Consultant to provide information, evaluation and consulting services to the Client in his area of knowledge and expertise on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration for those services Consultant provides to Client, the parties agree as follows:

1. Services of Consultant.

         Consultant agrees to perform for Client all necessary services required in working to bring about the effectiveness of the Client's business plan of operations. As such Consultant will provide bona fide services to Client. The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Client's securities.

2. Consideration.

                  Client agrees to pay Consultant, as his fee and as consideration for services provided, Five Hundred Thousand (500,000) shares of common stock of Client freely tradable pursuant to a Registration Statement on Form S-8 (the "Shares"). The Shares are due and payable immediately upon the effectiveness of the Form S-8 Registration Statement with the U.S. Securities and Exchange Commission and with any appropriate states securities administrator.

                  In addition, the Consultant will receive an option to purchase eight million, one hundred and one thousand, eight hundred and fifty one (8,101,851) shares of common stock of the Client (the "Option"). The Option may be exercised in two separate intervals as follows: 3,472,222 shares at $.012 cents per share, and 4,629,629 shares at $.015 cents per share. The Consultant may exercise this Option within 90 days from the date of this Agreement, but at no time will the Consultant own Shares representing more than 4.9% of the Client's issued and outstanding common stock. The Option does not entitle the Consultant to any voting rights or other rights as a shareholder of the Client, or to any other rights whatever except the rights herein expressed and such are set forth, and no dividends shall be payable or accrue in respect of the Option or the interest represented hereby or the common shares purchasable thereunder until or unless, and except to the extent that the Option shall be exercised.

3.       Confidentiality.

                  Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4. Late Payment.

                  Client shall pay to Consultant all consideration due hereunder within fifteen (15) days of the due date. Failure of Client to finally pay any consideration within fifteen (15) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, and will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Client from payment of consideration, and, in the event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

5.       Indemnification.

(a) Client.

                  Client agrees to indemnify, defend, and shall hold harmless Consultant and /or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Client's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Client, or any Client information to be provided by Client, which violates any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

(b) Consultant.

                  Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c) Notice.

                  In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6. Limitation of Liability.

                  Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Client for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed ten percent (10%) of the consideration paid by Client to Consultant for the specific service provided that is in question.

7. Termination and Renewal.

(a) Term.

                  This Agreement shall become effective on the date of this Agreement and terminate one (1) year thereafter. Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(b) Termination.

                  Either   party  may   terminate   this   Agreement  on  thirty
(30)-calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c) Termination and Payment.

                  Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding consideration through the effective date of termination or expiration of this Agreement. And upon such termination or expiration, Consultant shall provide and deliver to Client any and all outstanding services due through the effective date of termination or expiration.

8. Miscellaneous.

(a) Independent Contractor.

                  This  Agreement   establishes  an   "independent   contractor"
relationship between Consultant and Client.

(b). Rights Cumulative; Waivers.

                  The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c) Benefit; Successors Bound.

                  This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d) Entire Agreement.

                  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e) Amendment.

                  This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(f) Severability.

                  Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(g) Section Headings.

                  The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Construction.

                  Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(i) Further Assurances.

                  In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(j) Notices.

                  Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Client:

John Gorst, CEO/President
Insynq Inc
1127 Broadway Plaza
Suite 202
Tacoma WA 98402

To Consultant:

James A. Reskin
5809 Brittany Valley Rd.
Louisville KY 40222

(l) Governing Law.

                  This Agreement shall be governed by the interpreted in accordance with the laws of the State of Nevada without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Nevada in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions.

(m) Consents.

                  The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(n) Survival of Provisions.

                  The provisions contained in paragraphs 3, 5, 6, and 8 of this Agreement shall survive the termination or expiration of this Agreement.

(o) Execution in Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.


                                 Insynq, Inc.

                                 By: ________________________
                                 John Gorst, CEO/President


                                     ________________________
                                     James A. Reskin

                                                                    EXHIBIT 4.2


                          CONSULTING SERVICES AGREEMENT

         This Consulting Services Agreement ("Agreement"), dated August _____, 2003, is made by and between Harvey Levin, an individual ("Consultant"), whose address is 666 Bryant Street, Denver, Co. 80204, and Insynq Inc., ("Client"), having its principal place of business at 1127 Broadway Plaza, Suite 202, Tacoma Wa 98402.

                  WHEREAS, Consultant has extensive background and contacts in the area of federal securities laws and regulations;

                  WHEREAS, Consultant desires to be engaged by Client to provide information, evaluation and consulting services to the Client in his area of knowledge and expertise on the terms and subject to the conditions set forth herein;

                  WHEREAS, Client is a publicly held corporation with its common stock shares trading on the Bulletin Board under the ticker symbol "ISYN," and desires to further develop its business and increase it's common stock share's value; and

                  WHEREAS, Client desires to engage Consultant to provide information, evaluation and consulting services to the Client in his area of knowledge and expertise on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration for those services Consultant provides to Client, the parties agree as follows:

1. Services of Consultant.

                  Consultant agrees to perform for Client all necessary services required in working to bring about the effectiveness of the Client's business plan of operations. As such Consultant will provide bona fide services to Client. The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Client's securities.

2. Consideration.

                  Client agrees to pay Consultant, as his fee and as consideration for services provided, Five Hundred Thousand (500,000) shares of common stock of Client freely tradable pursuant to a Registration Statement on Form S-8 (the "Shares"). The Shares are due and payable immediately upon the effectiveness of the Form S-8 Registration Statement with the U.S. Securities and Exchange Commission and with any appropriate states securities administrator.

                  In addition, the Consultant will receive an option to purchase nine million, twenty seven thousand, seven hundred and seventy seven (9,027,777) shares of common stock of the

Client.  The Option may be  exercised  in two  separate  intervals  as  follows:
3,472,222 shares at $.012 cents per share, and 5,555,555 shares at $.015 cents per share. The Consultant may exercise this Option within 90 days from the date of this Agreement, but at no time will the Consultant own more than 4.9% of the Client's issued and outstanding common stock. The Option does not entitle the Consultant to any voting rights or other rights as a shareholder of the Client, or to any other rights whatever except the rights herein expressed and such are set forth, and no dividends shall be payable or accrue in respect of this Option or the interest represented hereby or the common shares purchasable hereunder until or unless, and except to the extent that the Option shall be exercised.

3.       Confidentiality.

                  Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4. Late Payment.

                  Client shall pay to Consultant all consideration due hereunder within fifteen (15) days of the due date. Failure of Client to finally pay any consideration within fifteen (15) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, and will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Client from payment of consideration, and, in the event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

5.       Indemnification.

(a) Client.

                  Client agrees to indemnify, defend, and shall hold harmless Consultant and /or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Client's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Client, or any Client information to be provided by Client, which violates any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

(b) Consultant.

                  Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c) Notice.

                  In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6. Limitation of Liability.

                  Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Client for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed ten percent (10%) of the consideration paid by Client to Consultant for the specific service provided that is in question.


7. Termination and Renewal.

(a) Term.

                  This Agreement shall become effective on the date of this Agreement and terminate one (1) year thereafter. Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(b) Termination.

                  Either   party  may   terminate   this   Agreement  on  thirty
(30)-calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c) Termination and Payment.

                  Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding consideration through the effective date of termination or expiration of this Agreement. And upon such termination or expiration, Consultant shall provide and deliver to Client any and all outstanding services due through the effective date of termination or expiration.

8. Miscellaneous.

(a) Independent Contractor.

                  This  Agreement   establishes  an   "independent   contractor"
relationship between Consultant and Client.

(b). Rights Cumulative; Waivers.

                  The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c) Benefit; Successors Bound.

                  This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d) Entire Agreement.

                  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e) Amendment.

                  This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(f) Severability.

                  Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(g) Section Headings.

                  The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Construction.

                  Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(i) Further Assurances.

                  In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(j) Notices.

                  Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Client:

John Gorst, CEO/President
Insynq Inc
1127 Broadway Plaza
Suite 202
Tacoma WA 98402

To Consultant:

Harvey Levin
666 Bryant St.
Denver, CO 80204

(l) Governing Law.

                  This Agreement shall be governed by the interpreted in accordance with the laws of the State of Nevada without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Nevada in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions.

(m) Consents.

                  The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(n) Survival of Provisions.

                  The provisions contained in paragraphs 3, 5, 6, and 8 of this Agreement shall survive the termination or expiration of this Agreement.

(o) Execution in Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.


                                 Insynq, Inc.

                                 By: ________________________
                                     John Gorst, CEO/President


                                     ________________________
                                       Harvey Levin

                                                                     EXHIBIT 4.3


                          CONSULTING SERVICES AGREEMENT

         This Consulting Services Agreement ("Agreement"), dated August _____, 2003, is made by and between D Scott Elliott, an individual ("Consultant"), whose address is 501 Manatee Ave, Suite B Holmes Beach FL 34217, and Insynq Inc., ("Client"), having its principal place of business at 1127 Broadway Plaza, Suite 202, Tacoma Wa 98402.

                  WHEREAS, Consultant has extensive background and contacts in the area of federal securities laws and regulations;

                  WHEREAS, Consultant desires to be engaged by Client to provide information, evaluation and consulting services to the Client in his area of knowledge and expertise on the terms and subject to the conditions set forth herein;

                  WHEREAS, Client is a publicly held corporation with its common stock shares trading on the bulletin board under the ticker symbol "ISYN," and desires to further develop its business and increase it's common stock share's value; and

                  WHEREAS, Client desires to engage Consultant to provide information, evaluation and consulting services to the Client in his area of knowledge and expertise on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration for those services Consultant provides to Client, the parties agree as follows:

1. Services of Consultant.

                  Consultant agrees to perform for Client all necessary services required in working to bring about the effectiveness of the Client's business plan of operations. As such Consultant will provide bona fide services to Client. The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Client's securities.

2. Consideration.

                  Client   agrees  to  pay   Consultant,   as  his  fee  and  as
consideration for services provided, twenty one million six hundred and sixty-six thousand six hundred and sixty -six (21,666,666) shares of Common Stock of Client, freely tradable pursuant to a Registration Statement on Form S-8 (the "Shares"). The Shares are due and payable immediately upon the effectiveness of the Form S-8 Registration Statement with the U.S. Securities and Exchange Commission and with any appropriate states securities administrator.

3.       Confidentiality.

                  Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4. Late Payment.

                  Client shall pay to Consultant all consideration due hereunder within fifteen (15) days of the due date. Failure of Client to finally pay any consideration within fifteen (15) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, and will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Client from payment of consideration, and, in the event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

5.       Indemnification.

(a) Client.

                  Client agrees to indemnify, defend, and shall hold harmless Consultant and /or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Client's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Client, or any Client information to be provided by Client, which violates any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

(b) Consultant.

                  Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c) Notice.

                  In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6. Limitation of Liability.

                  Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Client for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed ten percent (10%) of the consideration paid by Client to Consultant for the specific service provided that is in question.


7. Termination and Renewal.

(a) Term.

                  This Agreement shall become effective on the date of this Agreement and terminate one (1) year thereafter. Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(b) Termination.

                  Either   party  may   terminate   this   Agreement  on  thirty
(30)-calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c) Termination and Payment.

                  Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding consideration through the effective date of termination or expiration of this Agreement. And upon such termination or expiration, Consultant shall provide and deliver to Client any and all outstanding services due through the effective date of termination or expiration.

8. Miscellaneous.

(a) Independent Contractor.

                  This  Agreement   establishes  an   "independent   contractor"
relationship between Consultant and Client.

(b) Rights Cumulative; Waivers.

                  The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c) Benefit; Successors Bound.

                  This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d) Entire Agreement.

                  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e) Amendment.

                  This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(f) Severability.

                  Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(g) Section Headings.

                  The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Construction.

                  Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(i) Further Assurances.

                  In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(j) Notices.

                  Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Client:

John Gorst, CEO/President
Insynq Inc
1127 Broadway Plaza
Suite 202
Tacoma WA 98402

To Consultant:

D. Scott Elliott 501 Manatee Ave.
Suite B
Holmes Beach, FL 34217

(l) Governing Law.

                  This Agreement shall be governed by the interpreted in accordance with the laws of the State of Nevada without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Nevada in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions.

(m) Consents.

                  The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(n) Survival of Provisions.

                  The provisions contained in paragraphs 3, 5, 6, and 8 of this Agreement shall survive the termination or expiration of this Agreement.

(o) Execution in Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.


                                Insynq, Inc.

                               By: ________________________
                               John Gorst, CEO/President


                                   ________________________
                                      D. Scott Elliott

                                                                      EXHIBIT 5


                                             FOLEY:LARDNER
                                             ATTORNEYS AT LAW
BRUSSELS                                    [GRAPHIC OMITTED][GRAPHIC OMITTED]
CHICAGO
DENVER
DETROIT
JACKSONVILLE
LOS ANGELES
MADISON
MILWAUKEE
ORLANDO
SACRAMENTO
SAN DIEGO/DEL MAR
SAN FRANCISCO
TALLAHASSEE
TAMPA
WASHINGTON, D.C.
WEST PALM BEACH

                                 August 8, 2003

Insynq, Inc.
1127 Broadway Plaza
Suite 202
Tacoma, WA 98402


Re:      Registration Statement on Form S-8 Relating to
         Insynq, Inc. 2003 Consultant Services Plan

Ladies & Gentlemen:

                  We have acted as counsel for Insynq, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 39,796,294, comprising of 22,666,666 shares of the Company's Common Stock, $.01 par value per share and 17,129,628 options to purchase the Company's Common Stock, $.01 par value per share (the "Common Stock"), which may be issued or acquired pursuant to the 2003 Consultant Services Plan (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K. The 39,796,294 shares of Common Stock issuable pursuant to the Plan are referred to herein as the "Shares."

                  We have examined and are familiar with the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada, Bylaws of the Company, proceedings of the Board of Directors of the Company in connection with the adoption of the Plan, and such other records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.


FOLEY & LARDNER             WRITER'S DIRECT LINE          CLIENT/MATTER NUMBER
100 North Tampa Street, Suite 2700
Tampa, Florida  33602-5810
P.O. Box 3391
Tampa, Florida 33601-3391   EMAIL ADDRESS
                            mtraber@foleylaw.com

TEL: 813.229.2300
FAX: 813.221.4210
www.foleylardner.com

                  Based on the foregoing, it is our opinion that the Shares of common stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

                  We have, with your permission, assumed that the provisions of the Nevada Revised Statutes are substantially the same as the Florida Business Corporation Act with respect to the subject matter of this opinion. We are licensed to practice law in the State of Florida and express no opinion as to any laws other than those of the State of Florida and the federal laws of the United States of America.

                  This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.


                                 FOLEY & LARDNER



                                 By:/S/
                                    ------------------------------
                                 Russell T. Alba

RTA/mtv

                                                                 EXHIBIT 24.1

>



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TO: Insynq, Inc.

                  We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated September 6, 2002, relating to the financial statements of Insynq, Inc. appearing in the Insynq, Inc. Annual Report on Form 10-KSB for the year ended May 31, 2002, filed with the Securities and Exchange Commission on September 23, 2002.

                                                   Weinberg & Company P.A.
                                                   Certified Public Accountants
                                                   Boca Raton, Florida

                                                   August 8, 2003